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                            SCHEDULE 14C INFORMATION



        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:
    [_] Preliminary Information Statement
    [X] Definitive Information Statement


                         Andean Development Corporation
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        1)  Title of each class of securities to which transaction applies:

              Common Stock, $.0001 par value

        2)  Aggregate number of securities to which transaction applies:

              2,820,100 shares of Common Stock

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4)  Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

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                         ANDEAN DEVELOPMENT CORPORATION
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                                  305-866-3360
                    Notice of Written Consent of Shareholders

                                December 20, 2002


Shareholders of Andean Development Corporation:

         This Information Statement is being furnished to stockholders of Andean Development Corporation, a Florida corporation (the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended (the "Exchange Act"), in connection with an action by written consent, dated December 19, 2002, of the majority of the stockholders of the Company in lieu of the Annual Meeting of Stockholders of the Company for the year ended December 31, 2001 (the "Written Consent");

         Management of the Company is utilizing the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be:

     (1) To elect four members to the Company's Board of Directors to hold office until the Company's Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified;

     (2) To ratify the appointment of Spear, Safer, Harmon & Co., as the Company's independent certified public accountants for the fiscal year ending December 31, 2002;

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Company's major stockholder, Pedro Pablo Errazuriz, the beneficial owner of approximately 53.6% of the issued and outstanding shares of the Company's $.0001 par value common stock (the "Common Stock") has voted for management's nominees for election as Directors and the ratification of the appointment of Spear, Safer, Harmon & Co., as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. The Company has

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received the executed Written Consent from Pedro Pablo Errazuriz, effective on
December 19, 2002. A complete summary of each of these matters is set forth herein.

         Stockholders of record at the close of business on December 19, 2002 are being furnished copies of this Information Statement. This Information Statement is being mailed to the stockholders of the Company, commencing on or about December 30, 2002.

         Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Exchange Act, of these corporate actions.

         This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                              NO DISSENTERS' RIGHTS

         Pursuant to the Florida Business Corporation Act, NONE of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

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                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

         As of December 19, 2002, the Company had 2,820,100 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent in lieu of a meeting, dated December 19, 2002, the Board of Directors and a majority of stockholders:

     (1) Elected four members to the Company's Board of Directors to hold office until the Company's Annual Meeting of Shareholders in 2003 or until their successors are duly elected and qualified;


     (2) Ratified the appointment of Spear, Safer, Harmon & Co., as the Company's independent certified public accountants for the fiscal year ending December 31, 2002.

Such action by written consent is sufficient to satisfy the applicable requirements of Florida law. Accordingly, the stockholders will not be asked to take action on the matters listed at any future meeting.


                                       1

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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth, as of December 19, 2002, the number of shares of Common Stock which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. As of December 19, 2002, there were 2,820,100 shares issued and outstanding.


                                                 AMOUNT OF     PERCENT
NAME AND ADDRESS                                BENEFICIAL       OF
OF BENEFICIAL OWNER(1)                         OWNERSHIP(2)    CLASS (3)
------------------------------------------------------------------------
Alberto Coddou(4) ..........................            0        *
Pedro Pablo Errazuriz(5)(7) ................    1,511,500        53.6%
Sergio Jimenez .............................            0        0%
Jose Luis Yrarrazaval ......................       11,450        *

All directors and executive officers
as a group (4 persons) .....................    1,522,950       54.%
Igenor, Ingenierie et Gestion, S. A.(7) ....    1,425,000       50.5%
Berta Dominguez(6)(8) ......................    1,425,000       50.5%

_________________
*Less than one percent.

(1) Unless otherwise indicated, the address of each beneficial owner is Avenida Americo Vespucio Sur #100, Piso 16, Las Condes Santiago, Chile.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof. Based on 2,820,100 shares issued and outstanding as of the date hereof.

(3)  Based on 2,820,100 issued and outstanding as of the date hereof.

(4)  Mr. Coddou's address is Santa Lucia 280-OF.12, Santiago, Chile.

(5) Includes 1,450,000 shares of Common Stock owned by Igenor, Ingenierie et Gestion, S.A., a Swiss corporation ("Igenor") of which Mr. Pedro Pablo Errazuriz owns 50% the outstanding capital stock. Also includes 86,500 shares of Common Stock owned directly by Mr. Pedro Pablo Errazuriz.

(6) The principal shareholders of Igenor are Mr. Pedro P. Errazuriz (50%), the Chairman of the Company's Board of Directors; Mrs. Berta Dominguez (49.50%), the wife of Mr. Pedro P. Errazuriz; Mr. Pedro Pablo Errazuriz Dominguez, a son of Mr. Pedro P. Errazuriz and Mrs. Berta Dominguez (0.25%); and Pierre Yves Montavon (0.25%), an unrelated third party. The address for this company is c/o Etude Montavan-Mermier, 22, rue Etienne Dumont, 1211 Geneve 3, Switzerland.

                                       2

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(7)  Consists of 1,425,000 shares of Common Stock owned by Igenor, of which Mrs.
Berta Dominguez owns 49.50% of the outstanding capital stock. Mrs. Berta Dominguez is the wife of Mr. Pedro P. Errazuriz, the Company's Chairman of the Board of Directors.

                             ELECTION OF DIRECTORS

     The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by the Written Consent:

       NAME                  AGE          POSITION
       ----                  ---          --------
Pedro Pablo Errazuriz        66           Chairman of the Board, Chief Executive
                                          Officer
Jose Luis Yrarrazaval        63           Vice Chairman of the Board/Chief
                                          Financial Officer/Secretary Director
Alberto Coddou               64           Director
Sergio Jimenez               65           Director

PEDRO PABLO ERRAZURIZ has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since October 19, 1994, and its President since January 11, 1995. He has also served as the President and sole Director of Andean Export Corporation since February 9, 1995, and as Director of Andean Engineering & Finance Corp. since its inception in July 1997. Mr. Errazuriz has also served as Chairman of the Board of Directors of Kvaerner Chile S.A., a subsidiary of Kvaerner A.S., a Norwegian-based manufacturer of electrical and mechanical equipment) since 1992 and as the exclusive agent for Kvaerner Turbin A.B. (Sweden) since 1994. Since 1986, Mr. Errazuriz has acted as an exclusive agent in Chile for Norconsult. Mr. Errazuriz received an engineering degree from the Catholic University of Chile in 1959.

JOSE LUIS YRARRAZAVAL has been a member of the Board of Directors of the Company since March 20, 1995 and has served as Chief Financial Officer from March 20, 1995. In January, 1998, he was appointed Vice Chairman of the Board of Directors of the Company. He also has served as Executive Vice President and a Director of Errazuriz y Asociados Ingenieros S.A. ("AE&A"), and E&A Ingesis S.A. ("INA") since March 20, 1995. Between November 1993 and October 1997, Mr. Yrarrazaval served as the General Manager of both AE&A and INA, which responsibilities included all financial matters and personnel management.

ALBERTO CODDOU has served as a member of the Board of Directors of the Company since March 20, 1995, and as a member of the Board of Directors of AE&A since March 20, 1995. Mr. Coddou has been a partner with the law firm of Figueroa & Coddou in Santiago, Chile since 1965. He has also been an Assistant Professor of Law at the University of Chile, School of Law from 1959 through 1982. In May 1995, Mr. Coddou was appointed Chairman of the Board of Directors and Legal Representative of Consorcio Periodistico de Chile S.A., the owners and editors of a Chilean newspaper called La Epoca.

SERGIO JIMENEZ has served on the Board of Directors of the Company since March 20, 1995. Through June 1997 he was the President of the Santiago Water and Sewage Company "EMOS". In

                                       3

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June 1995, Mr. Jimenez was appointed as a member of the Board of Directors of
ENAP (Empresa Nacional del Petroleo), the Chilean oil company owned by the government. Mr. Jimenez is also a partner and Managing Director of Consultora Jimenez y Zanartu Limitada, which consults on engineering projects for segments of the Chilean government related to public works. Mr. Jimenez is a civil engineer, having received his degree from the University of Chile, in Santiago and has a post graduate degree in Project Evaluation from the University of Chile.

         Directors are elected at the Company's annual meeting of shareholders and serve for one year until the next annual shareholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board. All of the Company's executive officers are full-time employees of the Company. The Company pays its Directors a fee of $1,000 per meeting attended, and reimburses all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has five committees: the Audit Committee, Compensation and Investment Committee, Nominating Committee, Employee Stock Option Committee, and the Directors Stock Option Committee. As of December 19, 2002, the members of these committees consisted of Jose Luis Yrarrazaval, Alberto Coddou and Sergio Jimenez. Messrs. Coddou and Jimenez are considered by the Company to be independent directors.

         The principal functions of the Audit Committees are to recommend the annual appointment of the Company's auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's internal control procedures. The Investment and Compensation Committee reviews and recommends investments, compensation and benefits for the executives of the Company. The Nominating Committee seeks out qualified persons to act as members the Company's Board of Directors. The Employee Stock Option Committee and the Directors Stock Option Committee administer and interpret the Company Stock Option Plan and the Directors Stock Option Plan and are authorized to grant options pursuant to the terms of these plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding common stock, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file. The Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation, all of the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been satisfied.

                                       4

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         The affirmative vote of a majority of the stockholders has elected
Pedro Pablo Errazuriz, Jose Luis Yrarrazaval, Alberto Coddou and Sergio Jimenez to hold office until the Company's Annual Meeting of Stockholders in 2003 or until their successors are duly elected and qualified.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Spear, Safer, Harmon & Co., as the Company's independent certified public accountants for the fiscal year ending December 31, 2002. Spear, Safer, Harmon & Co., was the independent public auditor of the Company for the fiscal year ended December 31, 2001. The affirmative vote of a majority of the stockholders has ratified the appointed votes of Spear, Safer, Harmon & Co. as the Company's independent public auditor.


                                        5

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                       MATERIAL INCORPORATED BY REFERENCE

         The audited balance sheets of the Company as of December 31, 2001, 2000 and 1999 and the related statements of operations, shareholders' equity (deficit) and cash flows for the three years ended December 31, 2001, are incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001. The Company's unaudited consolidated balance sheets as of March 31, 2002, June 30, 2002 and September 30, 2002, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 respectively. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and the Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 respectively are incorporated herein by reference.

         The Company files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. Shareholders may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. The Company filings are also available on the Internet on the SEC's website at www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272. The Company shall provide, at no cost to the shareholder, the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

                             Additional Information

         If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139.

                                    SIGNATURE

         Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

                   /s/ Pedro Pablo Errazuriz
                   -----------------------------------------------
                   Pedro Pablo Errazuriz, Chief Executive Officer


December 30, 2002


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